Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA - UNIVEST
BANK AND TRUST CO. - REPORTS SECOND QUARTER RESULTS

SOUDERTON, Pa., July 27, 2017 - Univest Corporation of Pennsylvania (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. ("Bank") and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended June 30, 2017 of $11.8 million, or $0.44 diluted earnings per share, compared to net income of $5.2 million, or $0.27 diluted earnings per share, for the three months ended June 30, 2016. Net income for the six months ended June 30, 2017 was $22.6 million, or $0.85 diluted earnings per share, compared to net income of $12.5 million, or $0.64 diluted earnings per share, for the comparable period in the prior year. The financial results for the three and six months ended June 30, 2017 included a tax-free bank owned life insurance ("BOLI") death benefit claim of $889 thousand, which represents $0.03 diluted earnings per share in each period. The financial results for the three and six months ended June 30, 2016 included acquisition and integration costs related to the acquisition of Fox Chase Bancorp ("Fox Chase") of $1.2 million and $1.4 million, or $0.06 and $0.07 of diluted earnings per share net of tax, respectively. There were no acquisition and integration costs during the six months ended June 30, 2017.

Loans
Gross loans and leases increased $168.3 million, or 20.1% (annualized), from March 31, 2017 and $224.3 million, or 13.7% (annualized), from December 31, 2016. Gross loans and leases increased $1.2 billion, or 49.7%, from June 30, 2016, primarily due to the $776.2 million of loans acquired from Fox Chase. Organic loan growth, which excludes the loans acquired from Fox Chase at June 30, 2016, was $388.9 million, representing an increase of 12.5% from June 30, 2016 to June 30, 2017. The growth in loans in 2017 was primarily in commercial real estate, commercial business and residential real estate loans.

Deposits
Total deposits decreased $17.9 million, or 2.1% (annualized), from March 31, 2017 primarily due to a seasonal decrease in public funds deposits partially offset by increases in commercial customer deposits. Deposits increased $90.5 million, or 5.6% (annualized), from December 31, 2016 primarily due to growth in commercial customer deposits. Deposits grew $971.0 million, or 40.8%, from June 30, 2016 primarily due to $738.3 million of deposits acquired from Fox Chase. Organic deposits, which excludes the Fox Chase deposits at June 30, 2016, increased $232.7 million, or 7.5%, from June 30, 2016.

Net Interest Income and Margin
Net interest income of $35.3 million for the second quarter of 2017 increased $1.0 million, or 3.0%, from the first quarter of 2017 and increased $11.6 million, or 49.2%, from the second quarter of 2016. Net interest income of $69.6 million increased $22.4 million, or 47.5%, for the six months ended June 30, 2017 from the same period in the prior year. Net interest margin, on a tax-equivalent basis, was 3.76% for the second quarter of 2017, compared to 3.80% for the first quarter of 2017 and 3.81% for the fourth quarter of 2016. The favorable impact of purchase accounting accretion was 8 basis points ($742 thousand) for the quarter ended June 30, 2017 compared to 8 basis points ($764 thousand) for the quarter ended March 31, 2017 and 20 basis points ($1.8 million) for the quarter ended December 31, 2016. Excluding the impact of purchase accounting accretion, net interest margin was 3.68% for the quarter ended June 30, 2017 compared to 3.72% for the quarter ended March 31, 2017 and 3.61% for the quarter ended December 31, 2016. The increase in net interest income of $1.0 million for the second quarter of 2017 as compared to the first quarter of 2017 was due to a $106 million, or 11.1% (annualized), increase in average interest earning assets which was slightly offset by the decrease in net interest margin due to higher deposit and borrowing costs. A detailed analysis comparing net interest margin and net interest income for the quarter ended June 30, 2017 as compared to the quarter ended March 31, 2017 is included in the attached exhibits.

Noninterest Income
Noninterest income for the quarter ended June 30, 2017 was $16.0 million, an increase of $2.0 million, or 14.3%, from the second quarter of 2016. Noninterest income for the six months ended June 30, 2017 was $31.0 million, an increase of $3.1 million, or 11.3%, from the comparable period in the prior year. Service charges on deposits increased $257 thousand, or 24.3%, for the quarter and $502 thousand, or 24.4%, for the six months ended June 30, 2017, mostly due to fees on deposit accounts acquired from Fox Chase. Investment advisory commission and fee income increased $557 thousand, or 20.1%, for the quarter and $1.1 million, or 19.6%, for the six months ended June 30, 2017 primarily due to a combination of increased new customer relationships and favorable market performance during 2016 and the first half of 2017. BOLI income increased $1.1 million for the quarter and $1.4 million for the six months ended June 30, 2017, primarily due to proceeds from BOLI death benefits of $889 thousand recognized in the second quarter of 2017 and policies acquired from Fox Chase. Other income increased $529 thousand, or 26.3%, for the quarter and $840 thousand, or 20.9%, for the six months ended June 30, 2017, mainly due to an increase in other service fee income of $314 thousand for the quarter and $470 thousand for the six months ended June 30, 2017 and net gains on sales of other real estate owned of $121 thousand for the quarter and $235 thousand for the six months ended June 30, 2017. These increases were partially offset by a decrease in the net gain on sale of securities of $392 thousand for the quarter and $421 thousand for the six months ended June 30, 2017. In addition, the net gain on mortgage banking decreased $174 thousand, or 10.2%, for the quarter and $279 thousand, or 9.5%, for the six months ended June 30, 2017 primarily due to a decrease in mortgage volume.

Noninterest Expense
Noninterest expense for the quarter ended June 30, 2017 was $32.5 million, an increase of $3.0 million, or 10.2%, compared to the second quarter of 2016. Noninterest expense for the six months ended June 30, 2017 was $64.6 million, an increase of $8.1 million, or 14.3%, from the comparable period in the prior year. Salaries and benefit expense increased $2.3 million for the quarter and $4.7 million for the six months ended June 30, 2017, primarily attributable to higher staffing levels resulting from the Fox Chase acquisition, additional staff hired to support revenue generation across all business lines and the expansion into Lancaster County. Premises and equipment expenses increased $869 thousand for the quarter and $1.7 million for the six months ended June 30, 2017, primarily due to higher premises expense related to Fox Chase locations and expansion into Philadelphia, Lancaster County and the Lehigh Valley. Data processing expense increased $551 thousand for the quarter and $1.3 million for the six months ended June 30, 2017 due to increased investments in computer software and our outsourced data processing solution as well as the addition of Fox Chase processing expense. Other expense increased $732 thousand for the quarter and $1.8 million for the six months ended June 30, 2017 primarily due to inclusion of Fox Chase-related expenses and an increase of $289 thousand for the quarter and $705 thousand for the six months ended June 30, 2017 related to Bank shares tax as a result of a statutory rate increase in 2017 and the Corporation's growth primarily due to the Fox Chase acquisition. These increases were partially offset by acquisition and integration costs during 2016 related to the Fox Chase acquisition totaling $1.2 million for the quarter and $1.4 million for the six months ended June 30, 2016. There were no acquisition or integration costs during the three or six months ended June 30, 2017. In addition, intangible expense decreased $545 thousand for the quarter and $552 thousand for the six months ended June 30, 2017 as a result of the settlement of the Girard Partners Inc. acquisition earn-out in the fourth quarter of 2016 and the conclusion of the earn-out period for the Sterner Insurance Associates acquisition, which resulted in a reversal of a prior accrual of $303 thousand during the second quarter of 2017.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $20.2 million at June 30, 2017, compared to $17.9 million at December 31, 2016. Nonperforming assets were $34.4 million at June 30, 2017, compared to $27.1 million at December 31, 2016. During the second quarter of 2017, incremental balances of $8.8 million related to one borrower were classified as troubled debt restructurings as the related loans were granted amortization period extensions. Net loan and lease charge-offs were $1.4 million during the second quarter of 2017 and $1.8 million for the six months ended June 30, 2017. The provision for loan and lease losses was $2.8 million for the second quarter of 2017 and $5.2 million for the six months ended June 30, 2017. The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.73% at June 30, 2017, compared to 0.74% at March 31, 2017 and 0.73% at December 31, 2016.

Tax Provision
The effective income tax rate was 26.4% for the quarter ended June 30, 2017, compared to 28.1% for the quarter ended June 30, 2016 and was 26.4% for the six months ended June 30, 2017, compared to 27.9% for the six months ended June 30, 2016. The effective income tax rate during the quarter and six months ended June 30, 2017 was impacted by the previously discussed BOLI death benefit of $889 thousand and by the adoption of ASU 2016-9. Excluding these two items, the effective income tax rate was 28.5% for the quarter and six months ended June 30, 2017, which reflects the impact of the Corporation's level of tax exempt income for the period relative to the overall level of taxable income.

Dividend
On May 22, 2017, Univest declared a quarterly cash dividend of $0.20 per share, payable on July 3, 2017. This represented a 2.64% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss second quarter 2017 results on Thursday, July 27, 2017 at 9:00 a.m. ET. Participants may preregister at http://dpregister.com/10109976. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through August 27, 2017 by dialing 1-877-344-7529; using Conference ID: 10109976.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., has approximately $4.5 billion in assets and $3.4 billion in assets under management and supervision through its Wealth Management lines of business at June 30, 2017. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
# # #
This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2017
(Dollars in thousands)

Balance Sheet (Period End)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Assets	$4,453,527	$4,273,931	$4,230,528	$4,140,444	$3,107,617
Investment securities	469,307	464,639	468,518	484,213	286,980
Loans held for sale	2,259	1,110	5,890	3,844	4,657
Loans and leases held for investment, gross	3,510,170	3,341,916	3,285,886	3,190,361	2,345,037
Allowance for loan and lease losses	20,910	19,528	17,499	16,899	17,153
Loans and leases held for investment, net	3,489,260	3,322,388	3,268,387	3,173,462	2,327,884
Total deposits	3,348,080	3,365,951	3,257,567	3,178,509	2,377,084
Noninterest-bearing deposits	963,790	947,495	918,337	874,581	689,916
NOW, money market and savings	1,837,452	1,865,280	1,713,041	1,652,696	1,326,976
Time deposits	546,838	553,176	626,189	651,232	360,192
Borrowings	542,545	355,580	417,780	398,341	309,666
Shareholders' equity	521,306	511,880	505,209	509,249	369,160

Balance Sheet (Average)	For the three months ended,					For the six months ended,
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Assets	$4,333,689	$4,230,428	$4,134,976	$4,147,468	$2,854,561	$4,282,343	$2,844,277
Investment securities	468,601	470,300	473,890	503,790	302,492	469,446	322,355
Loans and leases, gross	3,401,325	3,306,877	3,208,171	3,164,273	2,239,674	3,354,361	2,208,382
Deposits	3,346,409	3,290,285	3,237,778	3,177,060	2,340,959	3,318,502	2,346,387
Shareholders' equity	517,697	509,055	507,832	506,464	368,466	513,399	366,280

Asset Quality Data (Period End)
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$20,174	$19,856	$17,916	$15,050	$13,265
Accruing loans and leases 90 days or more past due	572	919	987	1,128	748
Accruing troubled debt restructured loans and leases	11,470	2,818	3,252	3,286	4,413
Total nonperforming loans	32,216	23,593	22,155	19,464	18,426
Other real estate owned	2,202	3,712	4,969	6,041	3,131
Total nonperforming assets	34,418	27,305	27,124	25,505	21,557
Nonaccrual loans and leases / Loans and leases held for investment	0.57%	0.59%	0.55%	0.47%	0.57%
Nonperforming loans and leases / Loans and leases held for investment	0.92%	0.71%	0.67%	0.61%	0.79%
Nonperforming assets / Total assets	0.77%	0.64%	0.64%	0.62%	0.69%

Allowance for loan and lease losses	20,910	19,528	17,499	16,899	17,153
Allowance for loan and lease losses / Loans and leases held for investment	0.60%	0.58%	0.53%	0.53%	0.73%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.73%	0.74%	0.73%	0.77%	0.82%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	103.65%	98.35%	97.67%	112.29%	129.31%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	64.91%	82.77%	78.98%	86.82%	93.09%
Acquired credit impaired loans	$6,485	$6,616	$7,352	$14,575	$942

	For the three months ended,					For the six months ended,
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Net loan and lease charge-offs	$1,384	$416	$1,650	$1,669	$129	$1,800	$1,631
Net loan and lease charge-offs (annualized)/Average loans and leases	0.16%	0.05%	0.20%	0.21%	0.02%	0.11%	0.15%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2017
(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Interest income	$40,030	$38,396	$38,056	$36,705	$26,112	$78,426	$51,846
Interest expense	4,730	4,113	3,884	3,836	2,451	8,843	4,662
Net interest income	35,300	34,283	34,172	32,869	23,661	69,583	47,184
Provision for loan and lease losses	2,766	2,445	2,250	1,415	830	5,211	1,156
Net interest income after provision	32,534	31,838	31,922	31,454	22,831	64,372	46,028
Noninterest income:
Trust fee income	2,016	1,907	1,921	1,958	1,997	3,923	3,862
Service charges on deposit accounts	1,313	1,243	1,293	1,344	1,056	2,556	2,054
Investment advisory commission and fee income	3,333	3,181	3,072	2,905	2,776	6,514	5,447
Insurance commission and fee income	3,628	4,410	3,275	3,267	3,503	8,038	8,061
Bank owned life insurance income	1,622	783	1,215	711	535	2,405	1,005
Net gain on sales of investment securities	21	15	31	30	413	36	457
Net gain on mortgage banking activities	1,537	1,113	1,092	2,006	1,711	2,650	2,929
Other income	2,539	2,318	2,095	1,916	2,010	4,857	4,017
Total noninterest income	16,009	14,970	13,994	14,137	14,001	30,979	27,832
Noninterest expense:
Salaries and benefits	16,353	16,657	16,546	16,710	14,080	33,010	28,262
Commissions	2,374	2,050	2,618	2,485	2,363	4,424	4,258
Premises and equipment	3,715	3,658	3,929	3,476	2,846	7,373	5,722
Data processing	2,081	2,058	2,001	2,169	1,530	4,139	2,811
Professional fees	1,248	1,239	1,258	1,322	947	2,487	1,967
Marketing and advertising	475	379	619	345	513	854	1,051
Deposit insurance premiums	451	402	521	327	418	853	865
Intangible expense	446	759	2,917	854	991	1,205	1,757
Acquisition-related costs	—	—	101	8,784	1,158	—	1,372
Integration costs	—	—	269	5,365	27	—	33
Restructuring charges (recoveries)	—	—	1,816	(85)	—	—	—
Other expense	5,405	4,828	5,835	5,314	4,673	10,233	8,387
Total noninterest expense	32,548	32,030	38,430	47,066	29,546	64,578	56,485
Income (loss) before taxes	15,995	14,778	7,486	(1,475)	7,286	30,773	17,375
Income tax expense (benefit)	4,217	3,922	568	(1,533)	2,046	8,139	4,846
Net income	$11,778	$10,856	$6,918	$58	$5,240	$22,634	$12,529
Per common share data:
Book value per share	$19.55	$19.21	$19.00	$19.17	$18.88	$19.55	$18.88
Net income per share:
Basic	$0.44	$0.41	$0.26	$—	$0.27	$0.85	$0.64
Diluted	$0.44	$0.41	$0.26	$—	$0.27	$0.85	$0.64
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding	26,661,784	26,630,698	26,577,948	26,554,626	19,603,310	26,646,327	19,590,873
Period end shares outstanding	26,667,991	26,645,520	26,589,353	26,558,412	19,557,958	26,667,991	19,557,958

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2017

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Return on average assets	1.09%	1.04%	0.67%	0.01%	0.74%	1.07%	0.89%
Return on average assets, excluding integration and acquisition-related costs and restructuring charges (1), (2)	1.09%	1.04%	0.78%	0.88%	0.90%	1.07%	0.98%
Return on average shareholders' equity	9.13%	8.65%	5.42%	0.05%	5.72%	8.89%	6.88%
Return on average shareholder's equity, excluding integration and acquisition-related costs and restructuring charges (1), (2)	9.13%	8.65%	6.37%	7.24%	6.99%	8.89%	7.64%
Return on average tangible common equity, excluding integration and acquisition-related costs and restructuring charges (1), (2), (5)	14.06%	13.48%	9.95%	11.32%	10.31%	13.77%	11.31%
Net interest margin (FTE)	3.76%	3.80%	3.81%	3.68%	3.93%	3.78%	3.92%
Efficiency ratio (3)	60.74%	62.70%	76.48%	96.45%	75.22%	61.70%	72.24%
Efficiency ratio, excluding integration and acquisition-related costs and restructuring charges (1), (3), (4)	60.74%	62.70%	72.13%	67.63%	72.20%	61.70%	70.44%

Capitalization Ratios
Dividends declared to net income	45.25%	49.02%	76.76%	N/M	74.64%	47.06%	62.41%
Shareholders' equity to assets (Period End)	11.71%	11.98%	11.94%	12.30%	11.88%	11.71%	11.88%
Tangible common equity to tangible assets (5)	7.96%	8.06%	7.97%	8.24%	8.39%	7.96%	8.39%
Tangible book value per share (5)	$12.75	$12.38	$12.13	$12.28	$12.82	$12.75	$12.82
Tangible book value per share - Core (5), (6)	$12.87	$12.56	$12.32	$12.21	$12.72	$12.87	$12.72

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	8.74%	8.75%	8.84%	8.80%	9.90%	8.74%	9.90%
Common equity tier 1 risk-based capital ratio	9.21%	9.41%	9.42%	9.58%	10.24%	9.21%	10.24%
Tier 1 risk-based capital ratio	9.21%	9.41%	9.42%	9.58%	10.24%	9.21%	10.24%
Total risk-based capital ratio	12.15%	12.44%	12.44%	12.64%	12.77%	12.15%	12.77%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Corporation of Pennsylvania uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below table for additional information.

(a) Integration and acquisition-related costs and restructuring charges	$—	$—	$2,186	$14,064	$1,185	$—	$1,405
Tax effect on integration and acquisition-related cost and restructuring charges	—	—	969	4,910	22	—	24
(b) Integration and acquisition-related costs and restructuring charges, net of tax	$—	$—	$1,217	$9,154	$1,163	$—	$1,381

(2) Net income in this ratio excludes integration and acquisition-related costs and restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes integration and acquisition-related costs and restructuring charges. See (1)(a) above.
(5) Tangible equity represents total shareholders' equity less goodwill and other intangible assets, but includes servicing rights which were $6,548 at June 30, 2017, $6,502 at March 31, 2017, $6,485 at December 31, 2016, $6,167 at September 30, 2016, $5,896 and at June 30, 2016.

(6) Tangible equity as defined in (5), excluding the impact of accumulated other comprehensive (loss) income on available-for-sale investment securities, net (($3,028) at June 30, 2017, ($4,726) at March 31, 2017, ($4,989) at December 31, 2016, $1,789 at September 30, 2016 and $1,907 at June 30, 2016), divided by total shares outstanding.

N/M Not Meaningful

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended
Tax Equivalent Basis	June 30, 2017			March 31, 2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$17,951	$39	0.87%	$8,592	$16	0.76%
U.S. government obligations	33,453	113	1.35	34,038	106	1.26
Obligations of state and political subdivisions	83,356	886	4.26	85,854	922	4.36
Other debt and equity securities	351,792	1,720	1.96	350,408	1,582	1.83
Federal funds sold and other earning assets	29,860	396	5.32	25,909	358	5.60
Total interest-earning deposits, investments, federal funds sold and other earning assets	516,412	3,154	2.45	504,801	2,984	2.40
Commercial, financial, and agricultural loans	761,544	8,172	4.30	721,050	7,841	4.41
Real estate—commercial and construction loans	1,501,258	16,629	4.44	1,460,029	15,740	4.37
Real estate—residential loans	750,149	8,479	4.53	738,211	8,236	4.52
Loans to individuals	27,850	406	5.85	29,575	400	5.49
Municipal loans and leases	283,129	3,185	4.51	279,379	3,120	4.53
Lease financings	77,395	1,416	7.34	78,633	1,483	7.65
Gross loans and leases	3,401,325	38,287	4.51	3,306,877	36,820	4.52
Total interest-earning assets	3,917,737	41,441	4.24	3,811,678	39,804	4.24
Cash and due from banks	43,804			41,942
Reserve for loan and lease losses	(20,474)			(18,200)
Premises and equipment, net	65,690			64,507
Other assets	326,932			330,501
Total assets	$4,333,689			$4,230,428
Liabilities:
Interest-bearing checking deposits	$445,830	$118	0.11	$426,373	$105	0.10
Money market savings	560,350	694	0.50	531,658	563	0.43
Regular savings	835,495	446	0.21	807,802	349	0.18
Time deposits	547,115	1,203	0.88	591,813	1,174	0.80
Total time and interest-bearing deposits	2,388,790	2,461	0.41	2,357,646	2,191	0.38
Short-term borrowings	139,146	325	0.94	150,155	262	0.71
Long-term debt	200,207	683	1.37	148,031	399	1.09
Subordinated notes	94,176	1,261	5.37	94,116	1,261	5.43
Total borrowings	433,529	2,269	2.10	392,302	1,922	1.99
Total interest-bearing liabilities	2,822,319	4,730	0.67	2,749,948	4,113	0.61
Noninterest-bearing deposits	957,619			932,639
Accrued expenses and other liabilities	36,054			38,786
Total liabilities	3,815,992			3,721,373
Shareholders' Equity:
Common stock	144,559			144,559
Additional paid-in capital	230,683			230,104
Retained earnings and other equity	142,455			134,392
Total shareholders' equity	517,697			509,055
Total liabilities and shareholders' equity	$4,333,689			$4,230,428
Net interest income		$36,711			$35,691
Net interest spread			3.57			3.63
Effect of net interest-free funding sources			0.19			0.17
Net interest margin			3.76%			3.80%
Ratio of average interest-earning assets to average interest-bearing liabilities	138.81%			138.61%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2017 and March 31, 2017 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended June 30,
Tax Equivalent Basis	2017			2016
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$17,951	$39	0.87%	$7,654	$9	0.47%
U.S. government obligations	33,453	113	1.35	57,776	176	1.23
Obligations of state and political subdivisions	83,356	886	4.26	101,241	1,092	4.34
Other debt and equity securities	351,792	1,720	1.96	143,475	1,012	2.84
Federal funds sold and other earning assets	29,860	396	5.32	11,018	120	4.38
Total interest-earning deposits, investments, federal funds sold and other earning assets	516,412	3,154	2.45	321,164	2,409	3.02
Commercial, financial, and agricultural loans	761,544	8,172	4.30	436,189	4,132	3.81
Real estate—commercial and construction loans	1,501,258	16,629	4.44	898,494	10,106	4.52
Real estate—residential loans	750,149	8,479	4.53	557,733	6,141	4.43
Loans to individuals	27,850	406	5.85	30,301	408	5.42
Municipal loans and leases	283,129	3,185	4.51	241,507	2,723	4.53
Lease financings	77,395	1,416	7.34	75,450	1,524	8.12
Gross loans and leases	3,401,325	38,287	4.51	2,239,674	25,034	4.50
Total interest-earning assets	3,917,737	41,441	4.24	2,560,838	27,443	4.31
Cash and due from banks	43,804			32,647
Reserve for loan and lease losses	(20,474)			(16,789)
Premises and equipment, net	65,690			43,990
Other assets	326,932			233,875
Total assets	$4,333,689			$2,854,561
Liabilities:
Interest-bearing checking deposits	$445,830	$118	0.11	$351,011	$75	0.09
Money market savings	560,350	694	0.50	337,250	322	0.38
Regular savings	835,495	446	0.21	644,199	199	0.12
Time deposits	547,115	1,203	0.88	374,936	862	0.92
Total time and interest-bearing deposits	2,388,790	2,461	0.41	1,707,396	1,458	0.34
Short-term borrowings	139,146	325	0.94	53,874	320	2.39
Long-term debt	200,207	683	1.37	—	—	—
Subordinated notes	94,176	1,261	5.37	49,431	673	5.48
Total borrowings	433,529	2,269	2.10	103,305	993	3.87
Total interest-bearing liabilities	2,822,319	4,730	0.67	1,810,701	2,451	0.54
Noninterest-bearing deposits	957,619			633,563
Accrued expenses and other liabilities	36,054			41,831
Total liabilities	3,815,992			2,486,095
Shareholders' Equity:
Common stock	144,559			110,271
Additional paid-in capital	230,683			121,070
Retained earnings and other equity	142,455			137,125
Total shareholders' equity	517,697			368,466
Total liabilities and shareholders' equity	$4,333,689			$2,854,561
Net interest income		$36,711			$24,992
Net interest spread			3.57			3.77
Effect of net interest-free funding sources			0.19			0.16
Net interest margin			3.76%			3.93%
Ratio of average interest-earning assets to average interest-bearing liabilities	138.81%			141.43%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2017 and 2016 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Six Months Ended June 30,
Tax Equivalent Basis	2017			2016
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$13,297	$55	0.83%	$13,637	$37	0.55%
U.S. government obligations	33,744	219	1.31	70,132	426	1.22
Obligations of state and political subdivisions	84,598	1,808	4.31	101,151	2,221	4.42
Other debt and equity securities	351,104	3,302	1.90	151,072	2,036	2.71
Federal funds sold and other earning assets	27,896	754	5.45	12,919	252	3.92
Total interest-earning deposits, investments, federal funds sold and other earning assets	510,639	6,138	2.42	348,911	4,972	2.87
Commercial, financial, and agricultural loans	741,409	16,013	4.36	424,094	8,146	3.86
Real estate—commercial and construction loans	1,480,757	32,369	4.41	892,806	20,025	4.51
Real estate—residential loans	744,213	16,715	4.53	549,855	12,117	4.43
Loans to individuals	28,707	806	5.66	29,889	807	5.43
Municipal loans and leases	281,264	6,305	4.52	236,503	5,348	4.55
Lease financings	78,011	2,899	7.49	75,235	3,066	8.20
Gross loans and leases	3,354,361	75,107	4.52	2,208,382	49,509	4.51
Total interest-earning assets	3,865,000	81,245	4.24	2,557,293	54,481	4.28
Cash and due from banks	42,878			32,156
Reserve for loan and lease losses	(19,344)			(17,280)
Premises and equipment, net	65,102			43,431
Other assets	328,707			228,677
Total assets	$4,282,343			$2,844,277
Liabilities:
Interest-bearing checking deposits	$436,155	$223	0.10	$376,586	$159	0.08
Money market savings	546,083	1,257	0.46	349,519	662	0.38
Regular savings	821,725	795	0.20	635,546	373	0.12
Time deposits	569,341	2,377	0.84	396,741	1,797	0.91
Total time and interest-bearing deposits	2,373,304	4,652	0.40	1,758,392	2,991	0.34
Short-term borrowings	144,620	587	0.82	40,631	323	1.60
Long-term debt	174,263	1,082	1.25	—	—	—
Subordinated notes	94,146	2,522	5.40	49,412	1,348	5.49
Total borrowings	413,029	4,191	2.05	90,043	1,671	3.73
Total interest-bearing liabilities	2,786,333	8,843	0.64	1,848,435	4,662	0.51
Noninterest-bearing deposits	945,198			587,995
Accrued expenses and other liabilities	37,413			41,567
Total liabilities	3,768,944			2,477,997
Shareholders' Equity:
Common stock	144,559			110,271
Additional paid-in capital	230,395			120,947
Retained earnings and other equity	138,445			135,062
Total shareholders' equity	513,399			366,280
Total liabilities and shareholders' equity	$4,282,343			$2,844,277
Net interest income		$72,402			$49,819
Net interest spread			3.60			3.77
Effect of net interest-free funding sources			0.18			0.15
Net interest margin			3.78%			3.92%
Ratio of average interest-earning assets to average interest-bearing liabilities	138.71%			138.35%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2017 and 2016 have been calculated using the Corporation’s federal applicable rate of 35.0%.